Exhibit 4.26

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.
The 6th Supplemental Agreement for
AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

Unimos Microelectronics (Shanghai) Co., Ltd.

The 6th Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

WHEREAS, Tibet Unigroup Guowei Investment Co., Ltd., ChipMOS TECHNOLOGIES (BVI) LTD., Accretech (China) Co., Ltd., Chao-Jung Tsai, Shih-Jye Cheng, Shanghai Zuzhu Business Consulting Partnership (Limited Partnership), Shou-Kang Chen, David W. Wang, and Gongqingcheng Changhou Hong Xin Investment Management Partnership (Limited Partnership) made and executed the “AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE” and the 1st, 2nd, and 3rd supplemental agreements thereof (hereinafter collectively referred to as “JV Agreement”) respectively on November 30, 2016, April 10, 2017, November 28, 2017 and August 1, 2018, for the matter of joint venture of Unimos Microelectronics (Shanghai) Co., Ltd. (“Unimos Shanghai” or the “Company”). Furthermore, as the shareholder of Investor A, Beijing Unis Memory Technology Co., Ltd. made and executed the 4th and 5th supplemental agreements with the shareholders of the Company except Tibet Unigroup Guowei Investment Co., Ltd. on December 29, 2018 and February 1, 2019.

WHEREAS, on June 6, 2019, Beijing Unis Memory Technology Co., Ltd., a shareholder of the Company, reached a consensus with Tibet Unigroup Guowei Investment Co., Ltd. with respect to the cancallation of the signed “Equity Interest Transfer Agreement” between them. Tibet Unigroup Guowei Investment Co., Ltd. thus has restored to hold 48% of the equity of the Company.

NOW, THEREFORE, in consideration of the mutual premises contained herein, the Parties hereto on June 18, 2019 agree to this supplemental agreement for the JV Agreement (“this Agreement”) through good faith negotiations as follows:

Article 1.

Investor A

Tibet Unigroup Guowei Investment Co., Ltd., a limited company duly organized and existing under laws of the People’s Republic of China, with its Uniform Social Credit Code 91540091MA6T11H43P, its registered office at No. 3-16, Kangda Qimao Town, No. 158, Jinzhu West Road, Lhasa City, and its legal representative on the execution date of this Agreement being:

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.
The 6th Supplemental Agreement for
AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

Name:	Wei-Guo Zhao

Title:	Executive Director

Nationality:	People’s Republic of China

Article 2.

Section 2.3 of the JV Agreement (Investor C) shall be amended as:

2.3.1.	Beijing Unis Memory Technology Co., Ltd., a limited company duly organized and existing under laws of the People’s Republic of China, with its Uniform Social Credit Code to be 91110108MA00GRNJX4, its registered office at Room 2916, Floor 29, Zhizhen Building B, No. 7, Zhichun Road, Haidian District, Beijing City, and its legal representative on the execution date of this Agreement being:

Name:	Dao-Jie Ma

Title:	Chairman

Nationality: People’s Republic of China

2.3.2.	Accretech (China) Co., Ltd. (“Accretech”), a limited company duly organized and existing under laws of the People’s Republic of China, with its registered office at Underground Floor, No. 118, Fu Te North Road, China (Shanghai) Pilot Free Trade Zone, and its legal representative on the execution date of this Agreement being:

Name:	Yoshida Hitoshi

Title:	Chairman

Nationality:	Japan

2.3.3.	Chao-Jung Tsai, a citizen of Taiwan region, with Taiwan ID number , and with residence at 11F., No. 601, Mingshui Rd., Zhongshan Dist., Taipei City;

2.3.4.	Shih-Jye Cheng, a citizen of Taiwan region, with Taiwan ID number , and with residence at No. 27-16, Aly. 10, Ln. 81, Guanghua 2nd St., Hsinchu City;

2.3.5.	Shanghai Zuzhu Business Consulting Partnership (Limited Partnership) (“Shanghai Zuzhu”), a limited partnership duly organized and existing under laws of the People’s Republic of China, with its registered office at Room 170, Area 0, Floor 1, Building 2, No. 1218, Xinda Road, Qingpu District, Shanghai, and its managing partner on the execution date of this Agreement being:

Name:	ChipMOS TECHNOLOGIES (BVI) LTD. (Representative: Lien-Fa Chou)

Title: Managing Partner

Nationality: British Virgin Islands

2.3.6.	Shou-Kang Chen, a citizen of Taiwan region, with Taiwan ID number , and with residence at No. 2, Ln. 188, Yuping Rd., Neighborhood 13, Wensheng Vil., East Dist., Tainan City; and

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.
The 6th Supplemental Agreement for
AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

2.3.7.	David W. Wang, a citizen of Taiwan region, with Taiwan ID number , and with residence at 9F.-1, No. 6, Dashun 3rd Rd., Xinshi Dist., Tainan City.

Article 3.

Since the capital contribution has been completed, Section 5.3 of the JV Agreement is amended as:

Capital Contribution of the Parties and Shareholding Percentage

The capital contribution and shareholding percentage of the registered capital of the Company by each Party are as follows (amounts in RMB):

Shareholder	Total Capital Contribution	Shareholding Percentage
Investor A	1,185,044,913	48.0000%
Investor B	1,111,576,624	45.0242%
UNIS Memory	49,376,805	2.0000%
Accretech	34,964,934	1.4162%
Chao-Jung Tsai	33,187,500	1.3443%
Shih-Jye Cheng	27,656,250	1.1202%
Shanghai Zuzhu	23,208,948	0.9401%
Shou-Kang Chen	3,062,100	0.1240%
David W. Wang	765,525	0.0310%

In the event that one Party contributes capital by foreign currency, the exchange rate applicable to the capital contribution shall be the central exchange rate as announced by the People’s Bank of China on the date of its capital contribution (Medial Rate).

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.
The 6th Supplemental Agreement for
AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

Article 3. Miscellaneous

3.1	Terms that are not defined, however used in this Agreement, shall have the same meaning as those given in the JV Agreement.

3.2	In the event that this Agreement is inconsistent with the JV Agreement, this Agreement shall prevail. Matters that are not specified in this Agreement shall be addressed in accordance with the JV Agreement.

3.3	This Agreement may be modified or amended only by a written and signed agreement of the Parties. No waiver by any Party of one or more rights under this Agreement shall be recognized as a waiver of any other right hereunder, nor shall such waiver be regarded as a waiver of the same right in any other circumstances.

3.4	In case of a disputed provision, the remaining provisions of this Agreement shall remain in full force and effect during the dispute. If any provision of this Agreement is deemed unenforceable or invalid, the remaining provisions of this Agreement shall remain in full force and effect.

3.5	This Agreement shall become effective upon being signed and chopped by the Parties.

3.6	This Agreement can be executed in as many originals as needed, while each original shall have the same legal effect, and each Party shall retain no less than one (1) original.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.
The 6th Supplemental Agreement for
AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

Tibet Unigroup Guowei Investment Co., Ltd.

(Seal)

Signature: _________________________

Name: Wei-Guo Zhao

Title: Executive Director

Date: _____________, 2019

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.
The 6th Supplemental Agreement for
AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

ChipMOS TECHNOLOGIES (BVI) LTD.

(Seal)

Signature: _________________________

Name: Lien-Fa Chou

Title: Chairman

Date: _____________, 2019

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.
The 6th Supplemental Agreement for
AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

Beijing Unis Memory Technology Co., Ltd.

(Seal)

Signature: _________________________

Name: Dao-Jie Ma

Title: Legal Representative

Date: _____________, 2019

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.
The 6th Supplemental Agreement for
AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

Accretech (China) Co., Ltd.

(Seal)

Signature: _________________________

Name: Hao Chen

Title: Director/General Manager

Date: _____________, 2019

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.
The 6th Supplemental Agreement for
AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

Chao-Jung Tsai

Signature: _________________________

Date: _____________, 2019

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.
The 6th Supplemental Agreement for
AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

Shih-Jye Cheng

Signature: _________________________

Date: _____________, 2019

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.
The 6th Supplemental Agreement for
AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

Shanghai Zuzhu Business Consulting Partnership (Limited Partnership)

(Seal)

Signature: _________________________

Name: Lien-Fa Chou

Title: Representative of the Managing Partner

Date: _____________, 2019

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.
The 6th Supplemental Agreement for
AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

Shou-Kang Chen

Signature: _________________________

Date: _____________, 2019

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.
The 6th Supplemental Agreement for
AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

David W. Wang

Signature: _________________________

Date: _____________, 2019